Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Ultra Petroleum Corp. Announces 2018 Year-End Reserves and Production, Reaffirms its $1.3 Billion Borrowing Base, Executes a Proactive Amendment to RBL Credit Agreement, Provides an Update on Follow-On Debt Exchanges, and Schedules Q4 and Year-End Earnings Call

Englewood, Colorado – February 19, 2019 – Today Ultra Petroleum Corp. (“Ultra Petroleum,” “Ultra” or the “Company”) (NASDAQ: UPL) announced its 2018 year-end reserves and production, semi-annual borrowing base redetermination and favorable amendment to its leverage covenants and schedules its 2018 fourth quarter and year-end earnings call.

Key Highlights:

•	Fourth quarter and full-year 2018 production was within guidance at 64.3 billion cubic feet equivalent (“Bcfe”) and 275.1 Bcfe, respectively.

•	Ultra Petroleum’s year-end 2018 SEC reserves were 3,062.5 Bcfe with a before tax PV-10% value of $2.4 billion.

•

Ultra Petroleum’s borrowing base has been reaffirmed by the lenders under the Company’s reserve-based loan (“RBL”) credit facility (“RBL Credit Facility Lenders”) at $1.3 billion, providing ample liquidity for the foreseeable future.

•	The Company’s RBL Credit Facility Lenders unanimously approved an amendment that provides for an expanded leverage covenant metric of up to 4.9x.

•

Year to date, the Company has successfully closed on agreements to exchange an incremental $44.6 million aggregate principal amount of 2022 Notes under terms more favorable to the Company than the December 2018 debt exchange.

•	The Company will host a conference call Thursday, March 7, 2019, at 10 a.m. Mountain Time (12:00 p.m. Eastern Time) to discuss the Company’s fourth quarter and full-year 2018 results.

“We are pleased to announce the unanimous confirmation of our $1.3 billion borrowing base by our bank group as well as an important amendment to our RBL credit facility. The affirmation of our borrowing base provides ample liquidity and the amendment to the RBL credit facility provides flexibility and time for the Company to execute on its business plan. With full affirmation of our borrowing base and greater covenant flexibility, along with recent strengthening of the balance sheet through debt exchanges, momentum is building in 2019 for a constructive long-term outlook for Ultra,” said Brad Johnson, Ultra’s Interim Chief Executive Officer.

Fourth Quarter and Full-Year 2018 Production

During the fourth quarter of 2018, the Company’s production averaged 699 million cubic feet equivalent (“MMcfe”) per day, coming within previously announced guidance. Production volumes include 61.5 billion cubic feet (“Bcf”) of natural gas and 473,000 barrels of oil and condensate. During the quarter, the Company completed and turned 23 vertical wells to sales as it continued its three-rig drilling pace in Pinedale.

Full-year 2018 production averaged 756 MMcfe per day, meeting the production guidance set by the Company earlier in the year. Full-year production included 260.4 Bcf of natural gas and 2,442,000 barrels of oil and condensate. During 2018, Ultra turned online 94 vertical wells and 16 horizontal wells in its Pinedale field.

Year-End 2018 Reserves

For the year-ended December 31, 2018, the Company’s reserves totaled 3,062.5 Bcfe of total proved reserves with pre-tax estimated future net cash flows discounted at ten percent (“PV-10%”) of $2.4 billion. Natural gas represents 95% of the Company’s proved reserves.

Ultra’s reserves were calculated based on reference prices for natural gas and oil in accordance with SEC rules. These reference prices, before differentials, were $3.10 per MMBtu Henry Hub for natural gas and $65.56 per Bbl West Texas Intermediate for oil. Applying regional market differentials along with appropriate adjustments for quality, our marketing contracts, energy content and transportation charges, the average prices for the Company’s proved reserves were $2.59 per Mcf for natural gas and $63.49 per Bbl for oil.

	2018			2017
	Natural Gas (Bcf)	Oil (MMbbl)	Natural Gas Equivalent (Bcfe)	Natural Gas (Bcf)	Oil and NGL (MMbbl)	Natural Gas Equivalent (Bcfe)
Proved Developed	2,243.9	17.9	2,351.2	2,261.3	21.7	2,391.6
Proved Undeveloped	677.9	5.6	711.3	694.7	5.5	727.5

Total	2,921.8	23.5	3,062.5	2,956.0	27.2	3,119.1

Before tax PV-10% Value			$2,435.4			$2,384.3

			Natural Gas Equivalent (Bcfe)
Proved Reserves as of December 31, 2017 (Bcfe)			3,119.1
2018 Production			(275.1)
Divestiture of Utah			(25.9)
Additions and Revisions			244.3

Proved Reserves as of December 31, 2018 (Bcfe)			3,062.5

Borrowing Base Redetermination and Amendment to Credit Agreement

The Company has proactively secured an amendment to its RBL credit facility that increases the allowed leverage metric and provides certain other adjustments to the calculation of EBITDAX in its leverage calculation. The amendment expands its leverage metrics to 4.75x for March 31, 2019 and June 30, 2019, 4.90x from September 30, 2019 to June 30, 2020, 4.50x at September 30, 2020, and 4.25x thereafter. Additionally, the Company accelerated the semi-annual redetermination of its borrowing base for spring 2019 under its RBL credit facility in conjunction with the amendment process. Ultra Petroleum’s RBL Credit Facility Lenders reaffirmed the borrowing base at $1.3 billion.

Follow-On Debt Exchange Update

Ultra has continued to execute follow-on exchanges of its 6.875% Senior Notes due 2022 (the “2022 Notes”) for new 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 (“Second Lien Notes”), as allowed by the indenture governing the issuance of Second Lien Notes (the “Indenture”).

Under the Indenture, Ultra is permitted to exchange up to approximately $55 million of 2022 Notes for Second Lien Notes at terms that are at or more favorable to the Company than the terms of the December 2018 exchange. In 2019, the Company has exchanged approximately $44.6 million of 2022 Notes for approximately $27.0 million of Second Lien Notes, bringing the total reductions to debt from these exchanges to $252.5 million. The Company continues to retain the ability under the Indenture to further exchange approximately $10.4 million of the remaining 2022 Notes within one year of the December 2018 exchange.

Of note, the indenture also allows the exchange of remaining 2022 Notes and 7.125% Senior Notes due 2025 Notes for up to $240 million of new third lien indebtedness.

Fourth Quarter and Full-Year 2018 Conference Call

The Company will host a conference call Thursday, March 7, 2019, at 10 a.m. Mountain Time (12:00 p.m. Eastern Daylight Time) to discuss the Company’s fourth quarter and full-year 2018 results. There will be prepared remarks from the Company’s management, followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 1-877-371-5742, or 1- 629-228-0726 for international calls. Interested parties may also listen over the internet at www.ultrapetroleum.com. A replay of the call will be available on the Company’s website.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production with operations in the Pinedale and Jonah fields in the Greater Green River Basin. The Company is listed on NASDAQ and trades under the ticker symbol “UPL”.

Additional information on the Company is available at www.ultrapetroleum.com. In addition, our filings with the Securities and Exchange Commission (“SEC”) are available by written request to Ultra Petroleum Corp. at 116 Inverness Drive East, Suite 400, Englewood, CO 80112 (Attention: Investor Relations) or on our website (www.ultrapetroleum.com) or from the SEC on their website at www.sec.gov or by telephone request at 1-800-SEC-0330.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. This news release also includes forward-looking statements about the Company’s proved reserves and borrowing base, which is based in part upon estimates of the Company’s proved reserves. There are numerous uncertainties inherent in estimating proved reserves, including projecting future rates of production and timing of development. In addition, certain risks and uncertainties inherent in our business as well as risks and uncertainties related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K for the most recent fiscal year, our most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, increased competition, the timing and extent of levels and changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, and the availability of oil field services, personnel and equipment.

For further information contact:

Investor Relations

303-708-9740, ext. 9898

Email: IR@ultrapetroleum.com